Exhibit 99.1

FOR IMMEDIATE RELEASE

Merix Investor Relations Contact:

Kelly Lang, Vice President, Chief Financial Officer

503.992.4077

Merix Corporation Announces Financial Results for Second Quarter

Fiscal Year 2007

FOREST GROVE, OR, January 3, 2007 - Merix Corporation (NASDAQ:MERX) today announced consolidated financial results for the second fiscal quarter ended November 25, 2006. Both revenues and earnings increased significantly from the prior year quarter. Revenues for the second quarter of fiscal 2007 increased 70% to $103.7 million compared to $61.0 million for the second quarter of fiscal 2006. This increase was due primarily to the inclusion of a full quarter of sales for Merix Asia in the second quarter of fiscal 2007 while approximately three weeks of results related to Merix Asia were included in the second quarter of the prior fiscal year. In addition, the Company experienced significant growth in its North American revenues and operating profits as compared to the prior year quarter.

Revenues and operating results for fiscal 2006 and first quarter fiscal 2007 have been adjusted to reflect the income statement reclassification of two single-sided board facilities that commencing in the second quarter are now classified as discontinued operations. As previously announced, these discontinued operations relate to the pending disposition of two non-strategic printed circuit board factories located in Southern China. These businesses manufacture lower-technology single-sided printed circuit boards, which are inconsistent with Merix’ higher technology multi-layer business model. Projected revenues from the single sided operations for the Company’s fiscal 2007 are approximately $11 million to $12 million with operating results approximately break-even. The Company reported a charge of $1.3 million during the second quarter related to the pending disposal of these assets.

Consolidated income from continuing operations in the second quarter of fiscal 2007 was $3.1 million or $0.15 per fully diluted share compared to a consolidated net loss from continuing operations of $2.4 million or $0.12 per share in the second quarter of fiscal 2006. Including discontinued operations, consolidated net income totaled $1.8 million or $0.08 per share for the second quarter of fiscal 2007, which includes the $1.3 million charge related to the disposal of the single-sided businesses.

During the first half of fiscal 2007, income from continuing operations totaled $6.6 million or $0.31 per fully diluted share compared to a consolidated net loss from continuing operations of $2.9 million or $0.15 per share in the first half of fiscal 2006. Including discontinued operations, consolidated net income totaled of $5.4 million or $0.26 per share for the first six months of fiscal 2007.

“We are pleased that our second quarter results are in line with the expectations we set earlier in the quarter,” said Mark R. Hollinger, Chairman and Chief Executive Officer. “I am especially pleased with the performance of our North American business that continued to report solid revenues and gross margins. As anticipated, Merix Asia’s profitability declined during the second quarter, which was primarily due to the full quarter’s impact of copper laminate cost increases that began to be realized in the first quarter of this fiscal year. We believe that the second quarter was the trough quarter for this business segment as the cost of copper laminate appears to have stabilized and we are now beginning to recoup a portion of these cost increases through recent pricing actions. Cash flows during the quarter were good and we continued to strengthen our balance sheet with modest increases in our cash and investment balances and reductions in debt”

Hollinger continued, “We are also pleased to announce that during the quarter we successfully finalized two significant matters outstanding from the acquisition of Merix Asia. Specifically, we have concluded negotiations for a reduction in the final purchase price of Merix Asia based on the working capital change mechanism in the acquisition agreement. Secondly, we completed the negotiations for the disposition of the non-strategic single-sided business, with the close pending final approval by Chinese authorities. With both of these matters behind us, our management team can focus its full attention on solidifying and growing our operations in the region.”

Business Outlook

The Company completed the second fiscal quarter of 2007 with $72.5 million of backlog. We currently estimate revenues for the third quarter of fiscal 2007 to range between $100 million and $104 million with consolidated net income from continuing operations of between $1.0 million and $3.0 million or between $0.05 and $0.15 per fully diluted share. Consolidated net income from continuing operations includes an estimated $0.5 million for stock option expense.

Commenting on the outlook, Hollinger stated, “December’s order demand is traditionally difficult to assess given the holiday period. However, we continue to see good demand in most of our North American markets and also anticipate that our Asian business will realize additional benefit from the price increases recently enacted to recover increases in the cost of copper laminate. Our focus over the next quarter will be to continue to grow the pace of synergy business between North America and Asia and enhance the Asian product mix. We believe these measures will allow us to grow and improve margins in this region.”

Conference Call and Webcast Information

Merix will conduct a conference call and live webcast on Wednesday, January 3, 2007 at 2:00 pm PT. Management will discuss its business outlook for the second quarter at that time.

To access the webcast, log on to www.merix.com. A replay of the webcast will be available beginning at 4:00 pm PT on Wednesday, January 3, 2006. A phone replay will be available until approximately 6:00 pm PT on Tuesday, January 9, 2007 by calling (719) 457-0820, access code 8114159.

Use of Non-GAAP Financial Measures

“Adjusted EBITDA” is disclosed this press release and is a non-GAAP financial measure. Management believes that the disclosure of this non-GAAP financial measure, when presented in conjunction with the corresponding GAAP measure, provides useful information to the Company, investors and other users of the financial statements and other financial information in identifying and understanding operating performance for a given level of net sales and business trends. Management believes that adjusted EBITDA is an important factor of the Company’s business because it reflects financial performance that is unencumbered by debt service and other non-recurring or unusual items. This financial measure is commonly used in the Company’s industry, however, it should not be considered as an alternative to cash flow from operating activities, as a measure of liquidity or as an alternative to net income or operating results in accordance with generally accepted accounting principles. The Company’s definition of adjusted EBITDA may differ from definitions of such financial measure used by other companies. The Company has provided a reconciliation of adjusted EBITDA to GAAP financial information in the attached schedules.

About Merix

Merix is a leading manufacturer of technologically advanced, multilayer, rigid printed circuit boards for use in sophisticated electronic equipment. Merix provides quick-turn prototype, pre-production and volume board production to its customers. Principal markets served by Merix include data communications and wireless telecommunications, automotive, high-end computing, and test and measurement end markets in the electronics industry. Additional corporate information is available on the internet at www.merix.com.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995 relating to the Company’s business operations and prospects, including statements related to estimates of financial results for the third quarter of fiscal 2007 that are made pursuant to the safe harbor provisions of the federal securities laws. These forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: our ability to control or pass through increases in the cost of raw materials and supplies; changes in customer order levels, product mix and inventory build-up; lower than expected or delayed sales; the ability to realize the anticipated benefits or synergies of the Merix Asia acquisition in a timely manner or at all; fluctuations in demand for products and services of the company, including quick-turn and premium services; foreign currency risk; the introduction of new products or technologies by competitors; the ability to successfully and timely integrate the operations of Merix Asia; the ability to avoid unanticipated costs, including costs relating to product quality issues and customer warranty claims; pricing and other competitive pressures in the industry from domestic and global competitors; all other risks inherent in foreign operations such as increased regulatory complexity and compliance cost and greater political and economic instability; our ability to fully utilize our assets and control costs; our ability to retain or attract employees with sufficient know-how to conduct our manufacturing processes and maintain or increase our production output and quality; and other risks listed from time to time in the Company’s filings with the Securities and Exchange Commission or otherwise disclosed by the Company, including those set forth in the Company’s Annual Report on Form 10-K for the year ended May 27, 2006 and its Form 10-Q for the quarter ended November 25, 2006. Merix Corporation does not undertake to update any such factors or to publicly announce developments or events relating to the matters described herein.

MERIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share data, unaudited)

	For the Quarter Ended		For the Six Months Ended
	November 25,	November 26,	November 25,	November 26,
	2006	2005	2006	2005
Net sales	$103,657	$61,026	$206,636	$112,813
Cost of sales	85,274	53,734	168,455	97,907

Gross profit	18,383	7,292	38,181	14,906
Operating Expenses:
Engineering	1,572	1,399	3,156	2,891
Selling, general and administrative	11,467	6,647	22,958	11,521
Amortization of identifiable intangible assets	761	827	1,523	1,577
Severance and impairment charges	—	—	—	1,135

Total operating expenses	13,800	8,873	27,637	17,124

Operating Income (Loss)	4,583	(1,581)	10,544	(2,218)
Other Income (Expense):
Interest income	409	452	744	1,085
Interest expense	(1,226)	(1,108)	(2,989)	(1,544)
Other expense, net	(183)	(86)	(743)	(186)

Total other expense, net	(1,000)	(742)	(2,988)	(645)

Income (loss) from continuing operations before income taxes and minority interests	3,583	(2,323)	7,556	(2,863)
Income tax expense	448	46	948	51

Income (loss) from continuing operations before minority interests	3,135	(2,369)	6,608	(2,914)
Minority interests	22	13	32	13

Income (loss) before discontinued operations	3,113	(2,382)	6,576	(2,927)
Income from discontinued operations, net of income tax expense of $98, $8, $98 and $8	(1,351)	36	(1,172)	36

Net income (loss)	$1,762	$(2,346)	$5,404	$(2,891)

Diluted income (loss) per share from continuing operations	$0.15	$(0.12)	$0.31	$(0.15)
Diluted income (loss) per share from discontinued operations	(0.07)	0.00	(0.05)	0.00

Diluted net income (loss) per share	$0.08	$(0.12)	$0.26	$(0.15)

Shares used in per share calculations	20,760	19,475	25,210	19,425

MERIX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	November 25, 2006	May 27, 2006
Assets
Cash and short-term investments	$34,712	$30,805
Accounts receivable, net	78,390	75,277
Inventories	27,380	23,367
Assets held for sale	1,146	1,987
Assets from discontinued operations	732	3,254
Other current assets	8,454	5,356

Total current assets	150,814	140,046
Property, plant and equipment, net	124,347	122,184
Goodwill	85,048	89,889
Identifiable intangibles, net	12,393	13,916
Assets from discontinued operations	—	781
Other assets	11,577	12,114

Total assets	$384,179	$378,930

Liabilities and Shareholders’ Equity
Accounts payable	$50,388	$46,956
Other accrued liabilities	21,221	25,179
Income taxes payable	616	134
Liabilities from discontinued operations	612	578
Current portion of long-term debt	4,761	7,655

Total current liabilities	77,598	80,502
Long-term debt	87,700	91,077
Other long-term liability	1,071	1,108

Total liabilities	166,369	172,687
Minority interest liability	4,208	4,118
Shareholders’ equity	213,602	202,125

Total liabilities and shareholders’ equity	$384,179	$378,930

MERIX CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW

(in thousands, unaudited)

	For the Six Months Ended
	November 25, 2006	November 26, 2005
Cash flows from operating activities:
Net income (loss)	$5,404	$(2,891)
Net adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11,976	9,487
Other non-cash expense	2,789	3,407
Changes in working capital	(4,530)	(4,049)

Net cash provided by operating activities	15,639	5,954

Cash flows from investing activities:
Purchases of property, plant and equipment	(11,802)	(2,587)
Proceeds from disposal of property, plant and equipment	999	—
Acquisition of businesses, net of cash acquired and debt assumed	75	(103,059)
Net changes in investments	(5,475)	48,030

Net cash used in investing activities	(16,203)	(57,616)

Cash flows from financing activities:
Proceeds from long-term borrowings	—	67,533
Principal payments on long-term borrowings	(2,867)	(85)
Other financing activities, net	1,854	(6,667)

Net cash provided by (used in) financing activities	(1,013)	60,781
Effect of exchange rate changes	9	—

Increase (decrease) in cash and cash equivalents	(1,568)	9,119

Cash and cash equivalents:
Beginning of period	12,280	9,130

End of period	$10,712	$18,249

MERIX CORPORATION

RELATED FINANCIAL HIGHLIGHTS

(dollars and shares in thousands, except EPS, unaudited)

	Q2 06		Q1 07		Q2 07
SUMMARY OPERATING RESULTS
Net sales	100.0%	$61,026	100.0%	$102,980	100.0%	$103,657
Gross profit	11.9%	7,292	19.2%	19,799	17.7%	18,383
Engineering expense	2.3%	1,399	1.5%	1,583	1.5%	1,572
Selling, general & administrative expense	10.9%	6,647	11.2%	11,485	11.1%	11,467
Amortization of identifiable intangibles	1.4%	827	0.7%	762	0.7%	761
Total operating expense	14.5%	8,873	13.4%	13,837	13.3%	13,800
Operating income (loss)	-2.6%	(1,581)	5.8%	5,962	4.4%	4,583
Interest and other income (expense), net	-1.2%	(742)	-1.9%	(1,987)	-1.0%	(1,000)
Income (loss) before discontinued operations	-3.9%	(2,382)	3.4%	3,464	3.0%	3,113
Income (loss) from discontinued operations	0.1%	36	0.2%	179	-1.3%	(1,351)
Net income (loss)	-3.8%	(2,346)	3.5%	3,643	1.7%	1,762
Effective tax rate		2.0%		12.6%		12.5%
Shares for diluted EPS		19,475		25,012		20,760
Diluted income (loss) per share from continuing operations		$(0.12)		$0.17		$0.15

SALES BY END MARKETS (% of Net Sales)
Communications	63%	$38,304	41%	$42,682	39%	$40,299
Automotive	6%	3,958	20%	20,168	16%	16,698
High-end computing & storage	7%	4,498	11%	11,337	15%	15,578
Test & measurement	7%	4,264	7%	7,219	6%	6,673
Aerospace & Defense	3%	1,587	5%	5,122	5%	4,742
EMSI & other	14%	8,415	16%	16,452	19%	19,667

SHARE BASED COMPENSATION
Share based compensation included in:
Cost of goods sold		$8		$93		$81
Operating expense		138		466		450

Total share-based compensation		$146		$559		$531

DILUTED EARNINGS PER SHARE CALCULATIONS
Weighted average shares outstanding		19,475		19,944		20,384
Add: Dilutive stock options		—		460		376
Add: Dilutive shares from convertible debentures		—		4,608		—

Shares used in diluted EPS calculations		19,475		25,012		20,760
Net income (loss) from continuing operations		$(2,382)		$3,464		$3,113
Add: charges associated with debentures, net of tax		—		692		—

Net income (loss) used in diluted EPS calculations		$(2,382)		$4,156		$3,113
Diluted net income (loss) per share from continuing operations		$(0.12)		$0.17		$0.15

ADJUSTED EBITDA RECONCILIATIONS
Net income (loss)		$(2,346)		$3,643		$1,762
Add back items:
Interest expense		989		1,530		1,007
Interest income		(452)		(335)		(409)
Debt restructuring costs		—		—		—
Income tax expense (benefit)		46		500		448
Amortization of identifiable intangible assets		827		762		761
Amortization, other		135		270		219
Depreciation		4,055		4,938		5,007
(Income) loss from discontinued operations, net of tax		(36)		(179)		1,351

EBITDA (adjusted)		$3,218		$11,129		$10,146